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                                                                EXHIBIT 99(A)(2)

                           FORM OF INSTRUCTION LETTER

In this packet you will find the following information and forms:

1.   A personalized Option Summary - this statement provides details on your
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      existing stock options.

2.   Summary of Terms of Option Exchange - this document provides answers to
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     some of the questions that you may have regarding the Stock Option
     Exchange Program.

3.   Offer to Exchange - this document provides more detail about the Stock
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     Option Exchange Program than found in the Summary of Terms.

4.   Employee Election Form - you are required to complete this form
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     indicating whether or not you are electing to exchange your options.

5.   Notice of Change in Election from Accept to Reject- this form is
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     completed only if you change your mind once you have elected to exchange your options.  (time restrictions apply)

6.   Notice of Change in Election from Reject to Accept - this form is
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     completed only if you change your mind once you have elected not to exchange your options.  (time restrictions apply)

                                    IMPORTANT

         Regardless of whether you accept or reject this offer to exchange your options, you must complete and sign the Employee Election Form and return it to Christina Kincel, the Company's Stock Option Plan Administrator, before 5 p.m., Eastern Daylight Time, on May 31, 2002.

         You do not need to return your stock option agreement(s) for your eligible options to effectively elect to accept this offer.

         The Company recognizes that the decision to accept this offer is an individual one that should be based on a variety of factors, and you should consult your own legal counsel, accountant and/or other financial advisor or personal advisor if you have questions about your financial or tax situation.




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